UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 10, 2009

AXCAN INTERMEDIATE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-153896	74-3249870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Inverness Center Parkway
Suite 310
Birmingham, AL 35242
(Address of Principal Executive Offices, Including Zip Code)

(205) 991-8085
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of  September 10, 2009, a wholly-owned Canadian subsidiary of Axcan Intermediate Holdings Inc. (the “Company”), Axcan Pharma Inc. (“Axcan Pharma”), adopted an Executive Retirement Savings Program (the “Program”).  Canadian-based employees of Axcan Pharma who earn over 210,000 Canadian dollars in 2009 and contribute the maximum allowed amount in the Canadian Registered Retirement Savings Plan in 2009 will be eligible to participate in the Program in 2009.  Three of the Company’s named executive officers, Dr. Frank Verwiel, President and Chief Executive Officer, Mr. Steve Gannon, Senior Vice President, Finance, Chief Financial Officer and Treasurer and Mr. Richard Tarte, Vice President, Corporate Development and General Counsel, will be eligible to participate in the Program.  The Program will allow qualifying employees to contribute and benefit from Axcan Pharma’s policy of matching 100% of employee contributions to retirement plans up to an amount equal to five percent (5%) of an employee’s annual salary.

The Program is considered an employee profit sharing plan under the provisions of the Income Tax Act (Canada) and will allow employees to contribute after-tax earnings to the Program which, subject to the aforementioned 5% limit, will be matched by Axcan Pharma.  With the exception of Axcan Pharma’s contribution in 2009, the matched contributions of an Axcan Pharma employee to the Program and the Canadian Registered Retirement Savings Plan during a calendar year shall not be more than 5% of their salary during such year.  Axcan Pharma’s contribution to the Program will be made before-tax and will be deemed taxable income to the employees participating in the Program.  Employee withdrawals from the Program will be allowed once Axcan Pharma’s contribution has vested.  Standard Life Trust Company will be the trustee for the trust fund underlying the Program and the investments of the fund will be the same as the investments of the fund underlying Axcan Pharma’s Canadian Registered Retirement Savings Plan.

For Axcan Pharma’s matching contribution in 2009 only, the contribution will include a matching contribution equal to up to 5% of the Canadian employee’s 2008 annual salary less the amount already matched under the Registered Retirement Savings Plan in 2008, for those participating employees who contributed their maximum allowed amount in the Canadian Registered Retirement Savings Plan in 2008 and earned in excess of 200,000 Canadian dollars in 2008.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCAN INTERMEDIATE HOLDINGS INC.

Date: September 14, 2009	By:	/s/ Steve Gannon
Steve Gannon
Senior Vice President, Finance, Chief Financial Officer and Treasurer